EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of World Heart Corporation (the “Corporation”) for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Morgan R. Brown, Executive Vice President and Chief Financial Officer of the Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of June 30, 2010.

Dated: August 11 , 2010	/s/ Morgan R. Brown
Morgan R. Brown, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”